For Immediate Release

February 4, 2008

Chief Consolidated Mining Company

Special Stockholder Meeting Results

Chief Consolidated Mining (CFCM.PK) today announced the results of its Special Meeting of Stockholders held on February 1, 2008, at which all proposals were approved. These included:

•	The election of Richard Schreiber, Steven Park, and Peter Schreiber as Directors of Chief,
•	Amendment of Chief’s Articles of Incorporation to allow for:
•	An increase in the amount of authorized Common Stock,
•	To reset the par value of the Common Stock and Convertible Common Stock to $0.01 per share,
•	To set the size of the Board of Directors at a range of one to seven members,
•	To authorize the election of directors at a time prescribed by the Board of Directors,
•	To remove the requirement that only stockholders may act as directors,
•	The approval and ratification of the prior sale of convertible debentures to the Dimeling, Schreiber and Park Reorganization Fund II, LP, and
•	The approval and ratification of a non-qualified stock option to one of Chief’s long-time mining consultants.

For further information contact:

Richard R. Schreiber

President

Chief Consolidated Mining Company

1629 Locust Street

Philadelphia, PA 19103

215.546.8585

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